THIRD AMENDMENT
                                     to
                         THIRD AMENDED AND RESTATED
                         REVOLVING CREDIT AGREEMENT
                         dated as of March 10, 1994


          This THIRD AMENDMENT (the "Amendment"), dated as of January 27, 1995, is by and among FIELDCREST CANNON, INC., a Delaware corporation (the "Company"), the lenders listed on the signature pages hereto (the "Lenders"), BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), CORESTATES BANK, N.A. (formerly known as Philadelphia National Bank) and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as lead managers for the Lenders (collectively, the "Lead Managers"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (the "Agent").

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent are parties to that certain Third Amended and Restated Revolving Credit Agreement, dated as of March 10, 1994, as amended (as so amended, the "Credit Agreement"); and

          WHEREAS, the Company, the Lenders, the Lead Managers and the Agent have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          (section mark)1.  CERTAIN  DEFINED TERMS.   Capitalized  terms
which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

          (section mark)2.  AMENDMENT TO CREDIT AGREEMENT.

          (a) Section 1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate places in the alphabetical sequence thereof:

                    Assignment of Acquisition Documents. The collateral assignment of all of the Company's and Fieldcrest Sure Fit's right, title and interest to and under the Sure Fit Acquisition Documents, in form and substance satisfactory to the Lenders.

                    Fieldcrest Sure Fit.  Fieldcrest Cannon Sure Fit, Inc.,
          a  Delaware  corporation  and   wholly-owned  Subsidiary  of  the
          Company.

                    Fieldcrest Sure Fit Guaranty. The Guaranty, dated as of January 27, 1995, from Fieldcrest Sure Fit to the Lenders and the Agent and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

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                    Fieldcrest Sure Fit  Security Agreement.  The  Security
          Agreement, dated as of January 27, 1995, between Fieldcrest Sure Fit and the Agent, for the benefit of the Lenders and the Agent, and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

                    Purchase Agreement. The Asset Purchase Agreement dated as of January 20, 1995 by and among the Company, UTC Holdings, Inc. and Bank of America Illinois, including all exhibits and schedules thereto and any amendments thereto delivered to the Agent prior to January 27, 1995, and assigned by the Company to Fieldcrest Sure Fit pursuant to the Assignment and Assumption of Purchase Agreement dated as of January 20, 1995 by and between the Company and Fieldcrest Sure Fit.

                    Secured  Guarantors.   FCC  Canada,  Crestfield Cotton,
          Encee, Fieldcrest Financing, Fieldcrest Licensing, Fieldcrest Transportation and Fieldcrest Sure Fit.

                    Sure Fit Acquisition. The acquisition by Fieldcrest Sure Fit, pursuant to the Sure Fit Acquisition Documents of certain of the properties and assets used by UTC Holdings, Inc. to conduct its business of manufacturing home furniture covers.

                    Sure Fit Acquisition Documents. The Purchase Agreement and all other agreements and documents required to be entered into or delivered pursuant to the Purchase Agreement or in connection with the Sure Fit Acquisition.

          (b) Section 1 of the Credit Agreement is hereby further amended by deleting the definitions of Collateral, Revolving Credit Commitment Amount, and Security Documents in their entirety, and substituting therefor the following:

                    Accounts  Receivable.   All rights  (provided, however,
          that "bill and hold" items as reflected on the Company's and each of the Secured Guarantors' books and records would be included only to the extent of 87.5% thereof and "price load" items as reflected on the Company's and each of the Secured Guarantors' books and records would be eliminated in their entirety) to payment for goods sold or for services rendered, in each case in the ordinary course of business by or owing to the Company or any of the Secured Guarantors which in accordance with Generally Accepted Accounting Principles are properly classified as accounts receivable; provided, however, that such rights would be included only if:

                    (i) they are good and collectible and not subject to setoff, claims by the account debtor or other offset of any kind all as determined by the Company or such Secured Guarantor, as applicable, in accordance with established practices consistently applied;


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                    (ii) they  are payable  and  outstanding not  more than
                  thirty (30) days after the date on which payment is required to be made in accordance with established practices consistently applied; and

                    (iii) they are rights in which the Agent has a valid and perfected first priority security interest (unless such security interest has been released by the Agent pursuant to (section mark)5(i) hereof).

               In no event  shall there be included  in Accounts Receivable any rights to payment arising from any source or under any circumstances other than those specified above in this definition. The Company and each of the Secured Guarantors specifically acknowledges that the receivables carried on its books as the following do not constitute Accounts Receivable:
          (A) "other receivables consisting of product liability and property tax amounts", (B) "master notes", representing amounts due from finance companies, (C) "trade note receivables", representing monies due from delinquent accounts set up on extended payment term notes, and (D) "other receivables" or "miscellaneous receivables", representing, but not limited to, unbilled storage, vendor receivables and miscellaneous non-trade sales.

               Collateral. All of the property, rights and interests of the Company, FCC Canada, Crestfield Cotton, Encee, Fieldcrest Financing, Fieldcrest Licensing, Fieldcrest Transportation and Fieldcrest Sure Fit that are or are intended to be subject to the security interests created by the Security Documents.

               Net Security Value of Inventory.  The net value of inventory of the Company and the Secured Guarantors (but excluding (i) inventory of the Company or any of the Secured Guarantors which is  not  located  within  the  United  States  of  America,  (ii)
          inventory  as  to  which  appropriate  Uniform  Commercial   Code
          financing statements  showing the Company or  a Secured Guarantor as debtor and  the Agent as secured party have  not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein (unless such security interests have been released by the Agent pursuant to (section mark)5(i) hereof), (iii) inventory of the Company or any of the Secured Guarantors which is held by the Company or such Secured Guarantor on property (other than retail stores) leased by the Company or such Secured Guarantor unless the Agent has received (A) a waiver from the lessor of such leased property and, if any, any sublessor thereof, in form and substance satisfactory to the Agent or (B) evidence satisfactory to the Agent that no such waiver is required to assure the priority of the Agent's lien on such inventory over any interest of such lessor or sublessor in such inventory, and (iv) inventory which has been shipped to a
          customer  of  the  Company   or  such  Secured  Guarantor   on  a
          consignment basis) at standard cost as determined utilizing the "First-in First-out" method of accounting as reflected on the
          Company's or such Secured Guarantor's books and records in accordance with established practices consistently applied, less
          50% of "work-in-process" as reflected in the Company's or such Secured Guarantor's books and records, and less 100% of each of
          (x) the amount included therein classified as "expense supplies",
          (y)  "markdown   reserve   inventory"  and   (z)   "manufacturing
          supplies", in each case as reflected on the Company's or such Secured Guarantor's books and records, but in no event an amount greater than $225,000,000.

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



               Revolving Credit Commitment Amount.   $195,000,000, less the
          aggregate amount, if any, by which the same has been reduced pursuant to (section mark)2.4 hereof.

               Security Documents. The Security Agreement, the Crestfield Cotton Guaranty, the FCC Canada Guaranty, the Subsidiary
          Guaranty, the Fieldcrest Financing Guaranty, the Fieldcrest Licensing Guaranty, the Fieldcrest Transportation Guaranty, the Fieldcrest Sure Fit Guaranty, the Crestfield Cotton Security Agreement, the Subsidiary Security Agreement, the Encee Security Agreement, the Fieldcrest Financing Security Agreement, the Fieldcrest Licensing Security Agreement, the Fieldcrest Transportation Security Agreement, the Fieldcrest Sure Fit Security Agreement, the Assignment of Acquisition Documents, the Trademark Assignment, the Fieldcrest Licensing Trademark Assignment and the Agency Agreements, and any and all instruments and documents required to be delivered pursuant thereto, in each case as originally executed, or if amended, restated, modified or supplemented, as so amended, restated, modified or supplemented.

          (c) Section 5 of the Credit Agreement is hereby amended by designating clause (h) thereof as clause (i) and inserting after clause (g) thereof the following new clause:

               (h) The Lender Obligations shall also be guaranteed by Fieldcrest Sure Fit pursuant to the Fieldcrest Sure Fit Guaranty. The obligations of Fieldcrest Sure Fit under the Fieldcrest Sure Fit Guaranty shall be secured by a first lien on certain assets of Fieldcrest Sure Fit, whether now owned or hereafter acquired by Fieldcrest Sure Fit, pursuant to the terms of the Security Documents to which Fieldcrest Sure Fit is a party.

          (d) Section 6.7 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety, and substituting therefor the following:

          Except for the assets of the Company and its Subsidiaries which are held for sale on the Effective Date (as disclosed to the Lenders prior to the Effective Date), the Company and its Subsidiaries are engaged exclusively in the design, manufacture and marketing of blankets, throws, bedspreads, sheets, comforters, towels, bath rugs, shower curtains, bed accessories, bath accessories, furniture throws, casual slipcovers, traditional slipcovers and coordinated accessories, kitchen textile products, sales yarn, greige goods, finished goods, promotional textile products and material handling and storage products and commission finishing of textile goods and in the operation of retail stores with respect to the foregoing and other businesses directly related thereto.

          (e) Section 6 of the Credit Agreement is further amended by inserting the following new subsection:

               (section mark)6.25.   Sure Fit Acquisition  Documents.
          The Company  has heretofore  furnished to  the  Agent true,
          complete and  correct copies  of   the  Sure  Fit
          Acquisition  Documents   (including schedules, exhibits and
          annexes  thereto).  None of the  Sure Fit Acquisition
          Documents    has   subsequently    been   amended,
          supplemented, or modified (other than the amendments to the Purchase Agreement delivered to the

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

          Agent on or prior to January 27, 1995) and constitute the complete understanding among the parties thereto in respect to the matters and transactions covered thereby. The representations and warranties of the Seller (as defined in the Purchase Agreement), the Company and Fieldcrest Sure Fit contained in each of the Sure Fit Acquisition Documents were true and correct in all material
          respects  when made  and  the   Agent may  rely  on  such
          representations and warranties as if they were incorporated herein.

          (f) Section 7.3 of the Credit Agreement is hereby amended by deleting the text of such section in its entirety, and substituting therefor the following:

          The Company shall use the proceeds of the Loans and obtain Letters of Credit solely for general corporate purposes and to finance the Sure Fit Acquisition, provided that the portion of such proceeds used to finance the Sure Fit Acquisition shall not exceed $30,000,000 in the aggregate.

          (g) Section 8.3(d) of the Credit Agreement is hereby amended by deleting the text of such section in its entirety, and substituting therefor the following:

               (d) Investments existing on the Effective Date in any Person which is a Subsidiary of the Company or future Investments in any such Person, provided that any such future Investments shall be limited to loans to a Subsidiary evidenced by a promissory note of such Subsidiary, that the aggregate of such future Investments at any one time shall not exceed $20,000,000, except that loans to any of the Secured Guarantors shall not be subject to such dollar limitation, and that such promissory note shall be pledged to the Agent on behalf of the Lenders and, provided, further, that the sum of the aggregate principal amount of Indebtedness of Amoskeag to the Company under (section mark)8.1(g) hereof plus, without duplication, the aggregate amount of Investments made by the Company in Amoskeag pursuant to (section mark)(section mark)8.3(d) and (h) hereof shall not exceed $5,000,000 at any time;

          (h) Section 8.6 of the Credit Agreement is hereby amended by inserting in the fourth line thereof after the words "(other than the acquisition of assets in the ordinary course of business) except" the clause "(A) the Sure Fit Acquisition and (B)".

          (i) Schedule 1.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the
Schedule 1.1 attached hereto.

          (j) Schedule 6.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the
Schedule 6.1 attached hereto.


          (section mark)3. CONSENT. The Lenders hereby consent to the assignment by the Company, on or prior to the date hereof, of the Purchase Agreement and each of the other Sure Fit Acquisition
Documents to Fieldcrest Sure Fit, pursuant to the terms of the Credit Agreement, as amended hereby, including without limitation the condition that all assets constituting Collateral which are transferred to Fieldcrest Sure Fit are and shall remain subject to the first priority security interest of the Agent, for the benefit of the Lenders and the Agent, granted pursuant to the Security Documents. The Lenders further consent to the assignment by

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

Fieldcrest Sure Fit, on or prior to the date hereof, of the trademarks and trademark applications transferred to Fieldcrest Sure Fit pursuant to the Sure Fit Acquisition Documents to Fieldcrest Licensing, pursuant to the terms of the Assignment of Trademarks dated as of January 20, 1995 by and between Fieldcrest Sure Fit and Fieldcrest Licensing and the terms of the Credit Agreement, as amended hereby, including without limitation the condition that all assets constituting Collateral which are transferred to Fieldcrest Licensing are and shall remain subject to the first priority security interest of the Agent, for the benefit of the Lenders and the Agent, granted pursuant to the Security Documents.

          (section mark)4.  AFFIRMATION BY THE COMPANY AND THE GUARANTORS.

          (a) The Company hereby ratifies and confirms all of the Lender Obligations, including, without limitation, the Loans, and the Company hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Credit Agreement as amended hereby. The Company hereby confirms that the Lender Obligations are and remain secured pursuant to the Security Documents to which the Company is a party.

          (b) Each of Crestfield Cotton, FCC Canada, Encee, Fieldcrest International, St. Mary's, Fieldcrest Transportation, Fieldcrest Financing and Fieldcrest Licensing hereby acknowledges the provisions of this Amendment and hereby reaffirms its absolute and unconditional guaranty of the Company's payment and performance of the Lender Obligations to the Banks as more fully described in the Guaranty to which such Person is a party. Each of Crestfield Cotton, FCC Canada, Encee, Fieldcrest Transportation, Fieldcrest Financing and Fieldcrest Licensing hereby confirms that its obligations under the Guaranty to which it is a party are and remain secured pursuant to the Security Documents to which it is a party.

          (section mark)5.  REPRESENTATIONS   AND  WARRANTIES.     The
Company  hereby represents and warrants to the Lenders as follows:

          (a)  Representations  and  Warranties.   The  representations
and warranties contained in (section mark)6 of the Credit Agreement were
true and correct in all  material  respects when  made.    The
representations and warranties contained in (section mark)6 of the Credit Agreement, as amended hereby, are true and correct on the date hereof.

          (b) Enforceability. The execution and delivery by the Company of this Amendment and all other instruments and agreements required to be executed and delivered by the Company in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Company of the Amendment Documents and the Credit Agreement, as amended hereby, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. Each of the Amendment Documents and the Credit Agreement, as amended hereby, are valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

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

          (c) No Default. No Default or Event of Default has occurred and is continuing and no Default or Event of Default will exist after the execution and delivery of this Amendment or after the consummation of the transactions contemplated hereby.

          (section mark)6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this (section mark)6:

          (a)  Delivery.    The Company,  the  Lenders  and the
guarantors referred to in (section mark)3(b) hereof shall have executed and delivered this Amendment.

          (b)  Restated A Notes.   The Company shall  have duly authorized,
executed and delivered to each of the Lenders a restated A Note in substantially the form of Exhibit A attached hereto (collectively, the "Restated A Notes"), with appropriate insertions, one Restated A Note being payable to the order of each Lender in a principal amount equal to such Lender's Commitment as amended hereby.

          (c) Fieldcrest Sure Fit Documents. (i) Fieldcrest Sure Fit shall have duly authorized, executed and delivered to the Lenders and the Agent, as applicable, the Fieldcrest Sure Fit Guaranty and the Fieldcrest Sure Fit Security Agreement.

               (ii) Each of Fieldcrest Sure Fit and the Company shall have executed and delivered the Assignment of Acquisition Documents and the Seller (as defined in the Purchase Agreement) shall have consented thereto.

          (d) Pledged Stock and Intercompany Notes. The Company shall have delivered to the Agent in pledge, for the benefit of the Agent and the Lenders, (i) certificates for all shares of the capital stock of Fieldcrest Sure Fit, together with stock powers duly executed by the Company in blank and (ii) all promissory notes executed and delivered by Fieldcrest Sure Fit on or prior to the date hereof in favor of the Company, endorsed in favor of the Agent.

          (e) Consummation of Sure Fit Acquisition; Sure Fit Acquisition Documents. The Sure Fit Acquisition shall have been duly consummated on the Closing Date in all materials respects in accordance with the Sure Fit Acquisition Documents, and after giving effect thereto, Fieldcrest Sure Fit shall own the assets conveyed to it therein free and clear of all liens, security interests and encumbrances (other than as permitted under the Credit Agreement). The purchase price of the assets acquired pursuant to the Sure Fit Acquisition shall not exceed $30,000,000 in the aggregate. The Company shall have furnished to the Agent true, correct and complete copies of the Sure Fit Acquisition Documents.

          (f) Consents, Etc. The Agent shall have received from the Company and Fieldcrest Sure Fit evidence satisfactory to the Agent that all necessary third party consents, approvals, authorizations, declarations or filings including, to the extent needed, filings under the Hart-Scott-Rodino Antitrust Improvements Act, and consents and approvals of any creditors of the Company shall have been obtained or made.

          (g)  Validity  of  Liens.     The  Security  Documents  to  which
Fieldcrest Sure Fit is a party shall be effective to create in favor of the Agent, for the benefit of itself and the

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Lenders,  a legal,  valid and enforceable  first  security interest  in and lien upon the Collateral described therein. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such
security interests  shall have been  duly effected   The Agent  shall
have  received   evidence  thereof  in  form  and   substance
satisfactory to the Agent.

          (h)  Perfection Certificates and UCC Search Results.
The Agent shall have received from Fieldcrest Sure Fit a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

          (i)  Certified Copies of Corporate Documents.
Each of the Lenders shall have received from Fieldcrest Sure Fit a copy, certified by a duly authorized officer of such Person to be true and complete on the date hereof, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and
(ii) its by-laws as in effect on such date.

          (j)  Corporate Action.
All corporate action necessary for the valid execution, delivery and performance by each of the Company and Fieldcrest Sure Fit of the Loan Documents and the Sure Fit Acquisition Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

          (k)  Incumbency Certificate.
Each of the Lenders shall have received from Fieldcrest Sure Fit an incumbency certificate, dated as of the date hereof, signed by a duly authorized officer of Fieldcrest Sure Fit, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of Fieldcrest Sure Fit, each of the Loan Documents and the Sure Fit Acquisition Documents to which Fieldcrest Sure Fit is or is to become a party; and (ii) to give notices and to take other action on its behalf under the Loan Documents to which it is a party.

          (l)  Certificates of  Insurance.   The Agent shall  have received
(i) a certificate of insurance from an independent insurance broker dated as of the date hereof, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents to which Fieldcrest Sure Fit is a party and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

          (m) Opinions of Counsel. Each of the Lenders and the Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, dated as of the date hereof, in form and substance satisfactory to the Lenders and the Agent, from M.K. Doss, general counsel to the Company and its Subsidiaries. Each of the Lenders and the Agent shall have received copies of the legal opinions delivered pursuant to the Sure Fit Acquisition Documents, each providing that the Lenders and the Agent may rely on such opinion.

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          (n)  Proceedings and  Documents.   All proceedings in  connection
with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          (section mark)7. CONCERNING THE RESTATED A NOTES. The parties hereto hereby agree that from and after the delivery by the Company of the Restated A Notes to the Lenders, such Restated A Notes shall constitute the A Notes referred to in the Loan
Documents.   Promptly upon  the delivery  to the Lenders of  the
Restated A Notes, the Lenders shall return the superseded Restated A Notes to the Company.

          (section mark)8. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall
be read  and  construed as  one  instrument.   The consent  granted
hereunder is limited to the specific matters referred to herein and the Lenders shall not have any obligation to issue any further consent with respect to the subject matter of this consent or any other matter.

          (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

          (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d) The Company hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment and the documents referred to herein (including reasonable legal fees).

          IN  WITNESS  WHEREOF,  the   parties  have  executed  this  Third
Amendment as of the date first above written.

                                   FIELDCREST CANNON, INC.


                                   By:/s/ T. R. Staab
                                      Title:  Vice President and
                                            Chief Financial Officer


                                   THE FIRST NATIONAL BANK OF
                                     BOSTON, as Agent


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   THE FIRST NATIONAL BANK OF
                                     BOSTON


                                   By:/s/ Mitchell B. Feldman
                                      Title:  Director


                                   BANK OF AMERICA ILLINOIS,
                                     individually and as Lead Manager


                                   By:/s/ Wayne H. Riess
                                      Title:  Vice President


                                   CORESTATES BANK, N. A.,
                                   individually and as Lead Manager


                                   By: /s/ James P. Richard
                                       Title:  Vice President

                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA, individually and as
                                   Lead Manager


                                   By:/s/ Richard J. Rizzo, Jr.
                                   Title:  Vice President


                                   BANK OF MONTREAL


                                   By:/s/ Michael J. Love
                                   Title:


                                   MELLON BANK, N. A.


                                   By:/s/ Frederick W. Okie, Jr.
                                   Title:  Vice President


          Each of the undersigned joins in this Third Amendment for purposes of (section mark)3(b) hereof.

                                   CRESTFIELD COTTON COMPANY


                                   By:/s/ T. R. Staab
                                     Title:  Vice President


                                   FCC CANADA, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President

                                   ENCEE, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer


                                   FIELDCREST CANNON
                                     INTERNATIONAL, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer


                                   ST. MARY'S, INC.


                                   By:/s/ T. R. Staab
                                     Title:  Vice President and Treasurer

                                   FIELDCREST CANNON
                                     TRANSPORTATION, INC.


                                   By:/s/ T. R. Staab
                                     Title:  President


                                   FIELDCREST CANNON LICENSING,
                                     INC.


                                   By:/s/ John E. Setliff, Jr.
                                     Title:  Vice President


                                   FIELDCREST CANNON FINANCING,
                                     INC.


                                   By:/s/ John E. Setliff, Jr.
                                     Title:  Vice President